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                                                                   EXHIBIT 23.4


                                CONSENT OF KPMG

Board of Directors
Clear Channel Communications, Inc.

We consent to the incorporation by reference in the Registration Statement on form S-3 of our report dated March 4, 1997, relating to the consolidated financial statements of Australian Radio Network Pty Limited and its controlled entities (such consolidated financial statements not separately presented in the Form 10-K referred to below), which report appears in the December 31, 1996 annual report on Form 10-K of Clear Channel Communications, Inc.

                                        /s/ KPMG

                                            KPMG

Sydney, Australia
August 11, 1997